UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

ADVISORS SERIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Level I Script
(IN FAVOR)

Good (morning, afternoon, evening,) my name is (AGENT’S FULL NAME).
May I please speak with (Mr. /Ms. / Mrs.) (SHAREHOLDER’S FULL NAME)?
(Re-Greet If Necessary)

I am calling on behalf of a current investment with (NAME OF FUND).
I wanted to confirm that you have received the proxy material for the Special shareholders meeting scheduled for January 17, 2013. Have you received the information?
(Pause for response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote in favor.

If “No” or negative response: I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote in favor.

Would you like to vote along with the Board’s Recommendation?
(Pause for response)

Would you like to vote all of your accounts with (NAME OF FUND) in the same manner?
(Pause for response)

*Confirmation – I am recording your (in favor/against/abstain) vote.
 For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of your voting instructions within 3 to 5 business days.  Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.

In Favor

What are shareholders being asked to vote on?

Al Frank Fund:
Approval of an Agreement and Plan of Reorganization, which provides for (a) the transfer of all the assets and liabilities of the Al Frank Acquired Fund to the Al Frank Acquiring Fund, a newly created series of Northern Lights Fund Trust II (NLFT II), in exchange for shares of beneficial interest in the Al Frank Acquiring Fund; and (b) the distribution of the shares of beneficial interest in the Al Frank Acquiring Fund pro rata, by the Al Frank Acquired Fund to its shareholders in complete liquidation of the Al Frank Acquired Fund (the “Reorganization”).
BOARD OF TRUSTEES RECOMMENDATION – FOR

Al Frank Dividend Value Fund:
Approval of an Agreement and Plan of Reorganization, which provides for (a) the transfer of all the assets and liabilities of the Al Frank Dividend Value Acquired Fund to the Al Frank Dividend Value Acquiring Fund, a newly created series of Northern Lights Fund Trust II (NLFT II), in exchange for shares of beneficial interest in the Al Frank Dividend Value Acquiring Fund; and (b) the distribution of the shares of beneficial interest in the Al Frank Dividend Value Acquiring Fund pro rata, by the Dividend Value Acquired Fund to its shareholders in complete liquidation of the Al Frank Dividend Value Acquired Fund (the “Reorganization”)
BOARD OF TRUSTEES RECOMMENDATION – FOR

Why are shareholders being asked to approve the proposed Reorganizations?

Al Frank Asset Management, Inc., your Funds’ advisor, is proposing to bring your Fund(s) onto the Northern Lights Fund Trust II platform of funds by merging, or “reorganizing” your Fund(s) into a corresponding “shell” series of Northern Lights Fund Trust II. The Board of Trustees of Advisors Series Trust has approved the Reorganization and is now soliciting votes from shareholders to do the same.

Why does the Board feel the Reorganizations are necessary at this time?

Nothing is changing with the Funds aside from the behind-the-scenes back office functions. This means that John Buckingham is still the manager, the ticker symbol is the same, and more importantly, your holdings in the Funds have not changed. There are no tax issues related to the change! The reason this is being done is that AFAM Capital, aka Al Frank Asset Management and John Buckingham’s employer, has other Funds it manages that are served by Gemini and Northern Lights. As such, the manager believes that costs will eventually come down as a result of consolidating the Funds in one place, while the administrative challenges of having Funds in two places are lessened. We thank you for your support and look forward to continuing to serve your investment needs. Any questions, please feel free to call John Buckingham directly at 949.715.3249.”

For Internal Distribution Only	Page 1

How are the Funds expected to benefit from the proposed Reorganizations?

The primary purpose of the Reorganization is to move the Funds from of Advisors Series Trust to Northern Lights Fund Trust II. Al Frank Asset Management, Inc., the investment adviser to the Acquired Funds, has determined that the Funds could benefit from the services currently provided to series of Northern Lights Fund Trust II and, therefore, has recommended that the Funds be reconstituted as a series of Northern Lights Fund Trust II.

Will the value of my shares change as a result of the proposed Reorganization?

The total value of the Acquiring Fund shares that you receive in the Reorganization will be the same as the total value and class as of the shares of the Acquired Fund that you held immediately before the Reorganization.

Will the investment objectives and strategies change as a result of the proposed Reorganization?

Approval of the Reorganization will not affect the Acquired Funds’ investment objectives, principal investment strategies, and/or associated risks. In fact, the Acquired Funds’ investment objectives, principal investment strategies and associated risks will remain unchanged.

Will expenses for my fund increase as a result of the proposed Reorganization?

It is anticipated that the net expenses of the Acquiring Funds upon closing of the Reorganizations will be the same as the current net expenses of the corresponding Acquired Fund.

Will the people who handle the day-to-day management of my Fund(s) change?

The Adviser will continue as investment adviser for the Al Frank Acquiring Fund and the Al Frank Dividend Value Acquiring Fund and the persons responsible for the day-to-day management of the Funds will not change.

Will the Board of Trustees change as a result of the Reorganization?

The New Fund will be overseen by a different Board of Trustees.

What will happen if shareholders of a Fund do not approve the Reorganization?

The Adviser will continue to manage, within Advisors Series Trust, the Acquired Fund that does not obtain shareholder approval for the Reorganization and the Board of Trustees of Advisors Series Trust will consider what further action, if any, is appropriate.

Are the proposed Reorganizations contingent on each other?

Shareholders of each Fund will vote separately with respect to the Reorganization of their Fund. Approval of the Reorganization by the shareholders of one Fund will have no impact on the potential Reorganization of the other Fund. It is therefore possible that the Reorganization may be approved by the shareholders of one Fund but not by shareholders of the other Fund. In that case, the Reorganization will proceed only with respect to the Fund which obtained shareholder approval.

For Internal Distribution Only	Page 2

Who will bear the costs associated with the Reorganization?

The Adviser will pay all direct costs relating to the Reorganizations, including the costs relating to the Special Meetings and the Proxy Statement.
Are the Reorganizations intended to qualify as tax-free for shareholders?

The Reorganizations are expected to be tax-free for federal income tax purposes and therefore no gain or loss should be recognized by the Acquired Funds or their shareholders as a result of the Reorganization.

NAME OF FUND	CUSIP	CLASS	TICKER
Al Frank Fund	007989445	Advisor	VALAX
Al Frank Fund	007989874	Investor	VALUX
Al Frank Dividend Value Fund	007989452	Advisor	VALEX
Al Frank Dividend Value Fund	007989585	Investor	VALDX

VOTING METHODS

INTERNET:
Log on to the website listed on your proxy card. Make sure to have your proxy card available when you plan to vote your shares. You will need the control number found on the card at the time you execute your vote.

MAIL:
Simply sign, date, and complete the proxy card and return it in the postage paid envelope provided.

TOUCHTONE PHONE:
Simply dial the toll‐free number on your proxy card and follow the automated instructions. Please have your proxy card available at the time of the call.

For Internal Distribution Only	Page 3